Exhibit j(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of the HSBC Opportunity Fund, HSBC World Selection Aggressive Strategy Fund, HSBC World Selection Balanced Strategy Fund, HSBC World Selection Moderate Strategy Fund, HSBC World Selection Conservative Strategy Fund, HSBC World Selection Income Strategy Fund, HSBC U.S. Government Money Market Fund, HSBC U.S. Treasury Money Market Fund, HSBC Emerging Markets Debt Fund, HSBC Emerging Markets Local Debt Fund, HSBC Total Return Fund, HSBC Frontier Markets Fund, HSBC Asia ex-Japan Smaller Companies Equity Fund, HSBC Global High Yield Bond Fund, HSBC Global High Income Bond Fund, HSBC Global Equity Volatility Focused Fund and HSBC Euro High Yield Bond Fund (USD Hedged) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
February 28, 2017